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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 14, 2000

                             JAGUAR INVESTMENT, INC.
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               (Exact name of registrant as specified in charter)


        Nevada                         0-25753                 87-0449667
    ------------                      --------             -------------------
   (State or other                   (Commission             (IRS Employer
    jurisdiction of                   File No.)            Identification No.)
    incorporation)



  1037 East 3300 South, #203, Salt Lake City, Utah                  84106
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    (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:           (801) 467-6715
                                                           --------------------

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          (Former name or former address, if changed since last report)


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Item 1.           Changes in Control Of Registrant.

         On December 14, 2000, Jaguar Investments, Inc. ("Registrant") consummated a private placement of 10,000,000 shares of its common stock (the "Common Stock") to Mr. Ian Rice, a previously unaffiliated accredited investor. Mr. Rice paid Registrant $10,000 in consideration for the issuance. After giving effect to this transaction, Registrant has 11,310,000 shares of Common Stock issued and outstanding. As a result, Mr. Rice is the beneficial owner of approximately 88% of Registrant's issued and outstanding Common Stock and he now has the ability to exercise absolute control over Registrant's affairs.

         In connection with the transaction, Mr. Rice was elected to Registrant's Board of Directors until his successor is elected and qualified.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      JAGUAR INVESTMENTS, INC.

                                      By:     /s/ Rodger D. Spainhower
                                           ------------------------------------
                                           Rodger D. Spainhower
                                           Secretary and Treasurer

Date:  December 20, 2000